AMENDMENT NO. 13 TO MANAGEMENT AGREEMENT


     This Amendment No. 13 to the Management Agreement dated December 8, 2000 as amended on February 12, 2001, October 1, 2001, May 1, 2002, January 1, 2003, May 1, 2003, December 1, 2003, January 1, 2004, April 30, 2004, January 1, 2005,
April 30, 2005, July 1, 2005 and September 30, 2005 (the "Agreement"), by and between Met Investors Series Trust and Met Investors Advisory Corp. (now know as Met Investors Advisory LLC) (the "Manager"), is entered into effective the 1st day of November, 2005.

     WHEREAS the Agreement provides for the Manager to provide certain services to the Trust for which the Manager is to receive agreed upon fees; and

     WHEREAS the Manager and the Trust desire to make certain changes to the Agreement;

     NOW, THEREFORE, the Manager and the Trust hereby agree that the Agreement is amended as follows:

     1. Schedule A of the Agreement hereby is amended to add the following additional Portfolio:


                         Portfolio                                    Percentage of average daily net assets
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------

Legg Mason Value Equity Portfolio                            0.70% of the first $350 million of such assets.  On the
                                                             date that such assets reach $350 million and each
                                                             subsequent day thereafter, whether or not such assets
                                                             are above or below $350 million, the fee schedule shall
                                                             be:  0.65% of the first $200 million of such assets
                                                             plus 0.63% of such assets over $200 million.
------------------------------------------------------------ ---------------------------------------------------------


     2. All other terms and conditions of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the 1st day of November, 2005.


                                         MET INVESTORS SERIES TRUST


                                         By:______________________
                                              Name:  Elizabeth M. Forget
                                              Title: President



                                         MET INVESTORS ADVISORY LLC


                                         By:_______________________
                                              Name:  Elizabeth M. Forget
                                              Title: President